UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 19, 2021 (May 18, 2021)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	AAME	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) was held on Tuesday, May 18, 2021, at which the following matters were submitted to a vote of the shareholders, with voting results as set forth below:

(a) A vote regarding the election of six (6) directors of the Company to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified:

Shares Voted

	For	Withhold	Broker Non-Vote

Hilton H. Howell, Jr.	16,977,030	776,977	1,159,822
Robin R. Howell	17,005,389	748,618	1,159,822
Mark E. Preisinger	17,587,864	166,143	1,159,822
Joseph M. Scheerer	17,528,194	225,813	1,159,822
Scott G. Thompson	17,000,450	753,557	1,159,822
D. Keehln Wheeler	17,558,553	195,454	1,159,822

(b) A vote regarding the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

Shares Voted

For	Against	Abstain

18,865,182	33,709	14,938

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

	By:	/s/ J. Ross Franklin
J. Ross Franklin
Vice President, Chief Financial Officer and Secretary

Date: May 19, 2021